Exhibit 99.1

Elutia Announces Sale of Orthobiologics Business Unit for Cash Proceeds of Up to $35 Million

– Transaction Reflects Increasing Strategic Focus on Proprietary Drug-Eluting Biomatrix Platform –

SILVER SPRING, Md., Sep. 18, 2023 — Elutia Inc. (Nasdaq: ELUT) (“Elutia”), a company pioneering drug-eluting biomatrix products, today announced the divestiture of the Company’s Orthobiologics business unit to Berkeley Biologics LLC, a wholly owned subsidiary of GNI Group Ltd. Elutia will receive cash proceeds of up to $35 million, comprised of an upfront payment at closing of $15 million plus potential earnout payments of up to $20 million over a five-year period. The transaction is expected to close in the fourth quarter of 2023.

This transaction represents a pivotal milestone in Elutia’s progress toward pioneering the drug-eluting biomatrix. The Company continues to make progress towards gaining U.S. Food and Drug Administration clearance for CanGaroo® RM, the Company’s lead drug-eluting product. CanGaroo RM features an advanced biomatrix and the drugs rifampin and minocycline (RM) for extended antibiotic protection for cardiac pacemakers and defibrillators, a $28 billion market. Elutia is targeting the first half of 2024 for the launch of CanGaroo RM. The Company’s pipeline also includes an RM version of its SimpliDerm® biomatrix for use in breast reconstruction procedures.

“Our mission is to provide physicians with the wound healing benefits of natural biological materials combined with the power of targeted therapeutics so that their patients can thrive without compromise,” said Dr. Randy Mills, President and Chief Executive Officer of Elutia. “With the development of the drug-eluting biomatrix, we are creating a new biosurgery paradigm to deliver better surgical outcomes. This transaction allows us to focus our efforts on bringing this valuable technology to market, with the confidence that our Orthobiologics business and team are in great hands with Berkeley Biologics.”

Mizuho Securities USA LLC acted as advisor to Elutia Inc. in connection with this transaction.

About Elutia

Elutia develops and commercializes biologic products to improve compatibility between medical devices and the patients who need them. With a growing population in need of implantable technologies, Elutia’s mission is humanizing medicine so patients can thrive without compromise. For more information, visit www.Elutia.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including any statements and information concerning our plans for the closing of the sale of the Orthobiologics business, which is subject to customary closing conditions; any statements regarding the maximum $20 million in earnout payments forming part of the consideration, which payments are conditioned upon satisfaction of certain metrics; our expectations for our focus on drug-eluting biomatrix technology aimed at improving surgical outcomes; and the timing of the launch of CanGarooRM. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and other important factors that may cause actual results, performance or achievements to differ materially from those contemplated or implied in this press release, including, but not limited to: risks associated with shifting focus to our drug-eluting biomatrix solutions in the cardiovascular and breast reconstruction areas and away from our Orthobiologics business; risks regarding the ability to successfully execute or realize the anticipated benefits under our distribution arrangements with LeMaitre Vascular and Sientra; our inability to generate sufficient revenue to achieve or sustain profitability; adverse changes in economic conditions and instability and disruption of credit markets; our ability to continue as a going concern; risks regarding the occurrence of any event, change or other circumstances that could give rise to the right of Berkeley Biologics LLC to terminate the definitive agreement with Elutia for the disposition of our Orthobiologics business; delays in completing the proposed disposition of Orthobiologics; the failure to obtain required regulatory approvals for the disposition of the Orthobiologics business, or to meet any of the other closing conditions to the proposed transaction on a timely basis or at all; our ability to successfully execute or achieve expected benefits from the divestiture of our Orthobiologics business; our products and our ability to enhance, expand, develop and commercialize our product offerings; the impact on our business of the recall of a single lot of our FiberCel product and the discontinuation of its sales by our distribution partner; consequences of our recall of a single lot of one of our viable bone matrix products and market withdrawal of all of our viable bone matrix products; our dependence on our commercial partners; the impact of the bankruptcy of Surgalign Holdings, Inc., a significant customer of the Company, on our future revenues; physician awareness of the distinctive characteristics, and acceptance by the medical community, of our products; the ability to obtain regulatory approval or other marketing authorizations; and our intellectual property rights, and other important factors which can be found in the “Risk Factors” section of Elutia’s public filings with the Securities and Exchange Commission (“SEC”), including Elutia’s Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in Elutia’s other filings with the SEC, including Elutia’s Quarterly Reports on Form 10-Q, accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Elutia’s website at https://investors.elutia.com. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. Any forward-looking statement made by Elutia in this press release is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, Elutia expressly disclaims any obligations to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investors:

Matt Steinberg
FINN Partners
matt.steinberg@finnpartners.com